SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported):          JANUARY 31, 2003



                               TMI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



            FLORIDA                      000-30011                 65-0309540
       (State or other                  (Commission             (I.R.S. Employer
jurisdiction of incorporation)          File Number)             Identification
                                            No.)


                         4463 PAHE'E STREET, SUITE 203-B
                                LIHUE, HI  96766
              (Address of principal executive offices)  (zip code)


                                 (808) 368-1819
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report.)


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ITEM  1.          CHANGES  IN  CONTROL  OF  REGISTRANT

     Not  applicable.

ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On January 31, 2003, TMI Holdings, Inc. (the "Company") acquired 100% of the assets and outstanding stock of Kina'ole Development Corporation, a Hawaii corporation. The Company acquired the Kina'ole shares from William Michael Sessions and John W. Meyers, both of whom are officers and directors of the Company. In exchange for Kina'ole's assets and shares, the Company issued Mr.
Sessions and Mr. Meyers each 250,000 shares of the Company's Series B Convertible Preferred Stock.

     The Company's Series B Convertible Preferred Stock entitles its holders to 30 votes on all matters brought before a vote of the Company's stockholders and each share of Series B Convertible Preferred Stock will be converted into the 30 shares of the Company's common stock as soon as the Company has sufficient authorized but unissued common stock to convert all 500,000 shares of Series B Convertible Preferred Stock.

     Kina'ole is located in Lihue, Hawaii and is a seller of manufactured homes. Through arrangements with dealerships on each Hawaiian island Kina'ole sells the manufactured homes to retail customers. Kina'ole also delevops subdivisions of manufactured homes and has an installation company that, as a licensed contractor, completes the foundation and site work as well as installing the manufactured homes.

ITEM  3.          BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable.

ITEM  4.          CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.          OTHER  EVENTS

     Not  applicable.

ITEM  6.          RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     Not  applicable.

ITEM  7.          FINANCIAL  STATEMENTS

     The Company has not included pro forma financial statements for Kina'ole with this filing, but will file an amended 8-K with those financial statements on or before April 15, 2003, as required.

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ITEM  8.          CHANGE  IN  FISCAL  YEAR

     Not  applicable.

EXHIBITS

ITEM  NO.          DESCRIPTION
---------          -----------

2.1 Reorganization and Stock Purchase Agreement dated January 31, 2003 by and between TMI Holdings, Inc., Kina`ole Development Corporation, W. Michael Sessions, and John W. Meyers

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February  7,  2003               TMI  Holdings,  Inc.


                                        /s/  W.  Michael  Sessions
                                        --------------------------------
                                        By:   W.  Michael  Sessions
                                        Its:   Chief  Executive  Officer

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